QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 17, 2019.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Genmab A/S
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

The Kingdom of Denmark (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Kalvebod Brygge 43
1560 Copenhagen V
Denmark
+45 70 20 27 28
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Genmab US, Inc.
902 Carnegie Center, Suite 301
Princeton, New Jersey 08540
(609) 430-2481
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Harald Halbhuber Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 848-4000	Peter Handrinos Nathan Ajiashvili Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 Telephone: (617) 948-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-231777

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per ADS(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Ordinary shares, DKK 1 nominal value per share(4)	80,500	$17.75	$14,288,750	$1,732

(1)
The 80,500 ordinary shares being registered in this Registration Statement are in addition to the 3,197,000 ordinary shares registered pursuant to the Registrant's Registration Statement on Form F-1 (File No. 333-231777), as amended, at a maximum aggregate offering price of $578,976,700. Includes 10,500 additional ordinary shares represented by American Depositary Shares, or ADSs, that the underwriters have the option to purchase.

(2)
Based on the public offering price of $17.75 per ADS.

(3)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder at the proposed maximum aggregate offering price per ADS represents no more than 20% of the maximum aggregate offering price of the securities set forth in the "Calculation of Registration Fee" table contained in the Registrant's Registration Statement on Form F-1 (File No. 333-231777), as amended at the time of effectiveness.

(4)
ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-188759). Each ADS represents one-tenth of one ordinary share.

           THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) ("Rule 462(b)") and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-231777) of Genmab A/S (the "Registrant"), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on July 17, 2019, are incorporated by reference into this Registration Statement.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

 EXHIBIT INDEX

Exhibit Number		Exhibit Description
5.1		Opinion of Kromann Reumert as to the validity of the shares.
23.1		Consent of PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab.
23.2		Consent of Kromann Reumert (included in Exhibit 5.1).
24.1	*	Power of Attorney (included on signature page).

*
Previously filed on the signature page to the Registrant's Registration Statement on Form F-1, as amended (File No. 333- 231777), originally filed with the Securities and Exchange Commission on May 28, 2019 and incorporated by reference herein.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 17, 2019.

By:	/s/ JAN G. J. VAN DE WINKEL
	Name:	Jan G. J. van de Winkel
	Title:	President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAN G. J. VAN DE WINKEL Jan G. J. van de Winkel	President & Chief Executive Officer (Principal Executive Officer)	July 17, 2019
/s/ DAVID A. EATWELL David A. Eatwell	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 17, 2019
* Mats Pettersson	Chairman of the Board of Directors	July 17, 2019
* Deirdre P. Connelly	Deputy Chairman of the Board of Directors	July 17, 2019
* Anders Gersel Pedersen	Director	July 17, 2019
* Pernille Erenbjerg	Director	July 17, 2019
* Paolo Paoletti	Director	July 17, 2019

Signature		Title	Date

* Rolf Hoffman		Director	July 17, 2019
* Peter Storm Kristensen		Director	July 17, 2019
* Mijke Zachariasse		Director	July 17, 2019
* Daniel J. Bruno		Director	July 17, 2019
*By	/s/ BIRGITTE STEPHENSEN Name: Brigitte Stephensen Title: Attorney-in-fact

 Signature of Authorized U.S. Representative of Registrant

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Genmab A/S, has signed this Registration Statement on July 17, 2019.

By:	/s/ DAVID A. EATWELL
	Name:	David A. Eatwell
	Title:	Executive Vice President & Chief Financial Officer

QuickLinks

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
EXHIBIT INDEX
SIGNATURES
Signature of Authorized U.S. Representative of Registrant